UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 4, 2011

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices)  (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

On March 4, 2011, H&R Block, Inc. (the “Company”) and HRB Island Acquisition, Inc. (the “Sub”), an indirect wholly owned subsidiary of the Company, entered into an Agreement to Extend Outside Date (the “Extension Agreement”) with 2SS Holdings, Inc. (“2SS”), TA Associates Management, L.P. (“TA”) in its capacity as a stockholder representative, and Lance Dunn, in his capacity as a stockholder representative.  2SS owns 2nd Story Software, Inc., developer of TaxACT digital tax preparation solutions.

As previously reported in a Current Report on Form 8-K filed on October 14, 2010, the Company and the Sub entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated October 13, 2010 with 2SS, TA and Mr. Dunn providing for the merger of Sub with and into 2SS (the “Merger”). The Merger Agreement provides that either party may terminate the Merger Agreement if the transaction does not close by April 30, 2011 (the “Outside Date”).  Pursuant to the Extension Agreement, the parties have changed the Outside Date to May 31, 2011.

Item 2.02.                      Results of Operations and Financial Condition

On March 9, 2011, the Company issued a press release regarding the Company’s results of operations for the fiscal quarter ended January 31, 2011.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                      Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release Issued March 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date: March 9, 2011	By:/s/ Andrew J. Somora
Andrew J. Somora
Secretary

EXHIBIT INDEX

Exhibit 99.1                      Press Release Issued March 9, 2011.